EXHIBIT 10.25

[***] Certain information in this exhibit has been omitted because it is permitted to be omitted by applicable regulatory guidance.

EXECUTION COPY

LICENSE AGREEMENT

This License Agreement (the “License Agreement”) is made and entered into this 22nd day of June, 2022 (the “Effective Date”), by and between Genentech, Inc., a corporation organized under the laws of Delaware (“Genentech”), Coherus BioSciences, Inc., a corporation organized under the laws of Delaware (“Coherus”), and Bioeq AG, a Swiss company (“Bioeq”). Genentech, Coherus and Bioeq are sometimes referred to herein individually as a “Party,” and collectively, the “Parties”.

RECITALS

A.WHEREAS, the FDA is reviewing an application for licensure filed by Bioeq pursuant to 42 U.S.C. § 262(k) for the proposed biosimilar ranibizumab product CHS-201 (also known as FYB201), which Coherus intends to Market (as defined below) in the Licensed Territory (as defined below);
B.WHEREAS, Genentech is the reference product sponsor for Lucentis® (ranibizumab);

C.WHEREAS, pursuant to 42 U.S.C. § 262(l)(3), Genentech provided Bioeq with a list identifying certain patents and indicated its willingness to license those patents to Bioeq and its collaboration partners;

D.WHEREAS, on [***], Genentech and Bioeq entered into a Tolling Agreement ([***]) in order to suspend certain deadlines arising under the Biologics Price Competition and Innovation Act (“BPCIA”) to give the Parties time to discuss licensing terms;

E.WHEREAS, on [***], Bioeq informed Genentech that Bioeq transferred all rights, responsibilities, and obligations associated with BLA No. 761165 to Coherus;

F.WHEREAS, on [***], Genentech and Coherus entered into a Tolling Agreement ([***]) in order to renew and extend the Tolling Period;

G.WHEREAS, the Parties have agreed to enter into this License Agreement to set forth the terms and conditions under which Genentech grants Coherus, Bioeq, and their Affiliates a non-exclusive license to the Licensed Patents (as defined below);

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

SECTION I DEFINITIONS

All capitalized terms used, but not otherwise defined in this License Agreement, shall have the meanings set forth in the Settlement Agreement. As used herein, the following capitalized terms shall have the meanings ascribed to them below.

1.1“Accounting Standards” shall mean GAAP or IFRS, in each case, as generally and consistently applied throughout the applicable Party’s organization. Each Party shall promptly notify the other in the event that it changes the Accounting Standards pursuant to which its records are maintained.

1.2“Affiliate” means, with respect to a given Party, any person or legal entity directly or indirectly controlling, controlled by or under common control with such Party, where control shall mean the direct or indirect ownership of more than fifty percent (50%), and in the case of Bioeq, fifty percent (50%) or more, of the outstanding voting securities of an entity or such other relationship as results in the ability to have control over the management, assets, business and affairs of an entity. Notwithstanding the foregoing, for purposes of this License Agreement, [***] shall not be considered Affiliates of Genentech, unless and until Genentech elects to include one or more of such entities as an Affiliate of Genentech, by providing written notice to Coherus of such election.

1.3“BLA” means Biologics License Application Number 761165 for the proposed biosimilar ranibizumab product CHS-201 (also known as FYB201) filed with the U.S. Food and Drug Administration (“FDA”) pursuant to 42 U.S.C. § 262 (as may be amended, replaced, or supplemented).

1.4“Business Day” means a day other than (a) Saturday, (b) Sunday, or (c) a bank or other public holiday in the United States.

1.5“Calendar Quarter” means a period of three (3) consecutive months ending on the last day of March, June, September, or December, respectively; provided that: (a) the first Calendar Quarter during the Royalty Term will begin on the Launch Date and end on the last day of the Calendar Quarter within which the Launch Date falls; and (b) the last Calendar Quarter shall end on the last day of the Royalty Term.

1.6“Control” shall mean, with respect to any patent or patent application, possession by a person or entity of the ability to grant a license or a sublicense to such patent on the terms herein without violating the terms of any agreement or other arrangement with, necessitating the consent of, or incurring any royalty or other financial obligation to, any Third Party (other than royalty or other financial obligations to employees of such person or entity or any Affiliate thereof).

1.7“Cover” means that with respect to a claim in a patent or patent application (if such patent application with such claim were to issue), in the absence of ownership or a license, the manufacture, use, offer for sale, sale or importation of Licensed Product would infringe such claim in the applicable country where the activity occurs.

1.8“FDA” means the U.S. Food and Drug Administration (and any successor organization or agency thereto).

1.9	“Launch Date” shall mean [***], unless adjusted pursuant to Section

2.2 of this License Agreement.

1.10“Licensed Patents” shall mean the U.S. Patents listed on Schedule 1, including any extensions, continuations, continuations-in-part, divisionals, reissues, reexaminations or supplementary protection certificates thereof, in each case whether granted or allowed before, on or after the Effective Date.

1.11“Licensed Product” shall mean any product containing ranibizumab as the sole active ingredient that is the subject of the BLA and the pharmaceutical formulation thereof existing as of the Effective Date, that Coherus intends to Market in the Licensed Territory.

1.12	“Licensed Territory” shall mean the United States.

1.13“Manufacture” shall mean to make or have made a product and “Manufacturing” shall have a corresponding meaning.

1.14“Market” shall mean to sell, have sold, offer to sell or have offered to sell a product or to use, have used, commercially launch, have commercially launched, distribute, have distributed, import, have imported, export or have exported such product for such purposes, excepting those actions which are exempt from, and are not legally considered to be acts of, patent infringement, and “Marketing” shall have a corresponding meaning.

1.15“Net Sales” means, with respect to the Licensed Product, the net sales recorded (as determined in accordance with Accounting Standards) by Coherus for any Licensed Product sold to Third Parties. The deductions booked on an accrual basis by Coherus under the current Accounting Standards to calculate the recorded Net Sales from gross sales include, but are not limited to, the following which may be updated from time to time, to the extent actually allowed or specifically allocated to the Licensed Product: [***].

With respect to the calculation of Net Sales: (i) Net Sales only include the value charged or invoiced on the arm’s length sale to a Third Party and sales between or among Coherus and its Affiliates will be disregarded for purposes of calculating Net Sales; and (ii) if the Licensed Product is delivered to the Third Party before being invoiced (or is not invoiced), Net Sales will be calculated at the time all the revenue recognition criteria under the current Accounting Standards are met.

1.16“Royalty Term” shall mean the period of time starting with the Launch Date and ending on [***].

1.17	“Third Party” shall mean any person or entity other than a Party or its Affiliates.

1.18“United States” shall mean every state, commonwealth, territory, and possession of the United States of America.

1.19“Valid Claim” shall mean a claim of an issued and unexpired patent, which claim has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction from which no appeal can be taken and that has not been irrevocably abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.

SECTION II GRANT OF LICENSE

2.1License. Subject to the terms and conditions of this License Agreement, Genentech hereby grants to Coherus, Bioeq, and their Affiliates a non-exclusive, royalty-bearing, non- sublicensable, non-transferrable (except as permitted below) license, under the Licensed Patents, to: (i) starting from the Launch Date, Market Licensed Product in the Licensed Territory and (ii) conduct the activities permitted in Section 2.3 as of the applicable dates set forth in Section 2.3 of this License Agreement.

2.2	Adjustment of Launch Date.

(a)Genentech accepts Coherus’s representation that its intended launch date of [***] will not result in any infringement of Genentech’s supplemental protection certificates (“SPCs”) for ranibizumab in countries outside the Licensed Territory by Bioeq or any other entity collaborating with Coherus with respect to the Manufacture of Licensed Product. If Coherus wishes to adjust the Launch Date to a date earlier than [***], Coherus shall provide Genentech with (1) at least [***] prior notice of its anticipated launch date and

(2) evidence sufficient to demonstrate that the adjusted Launch Date will not result in any infringement of Genentech’s SPCs, including sworn statements from Bioeq and any other entity collaborating with Coherus identifying: (i) [***], (ii) [***] and (iii) [***] for any Licensed Product that Coherus intends to Market prior to [***]. Within [***] of receiving such notice, Genentech agrees to begin good faith negotiations on an amendment to this License Agreement that adjusts the Launch Date and [***].

(b) If Coherus wishes to adjust the Launch Date to a date later than [***], Coherus shall provide Genentech with written notice of its anticipated launch date, which shall be deemed the adjusted Launch Date upon Genentech’s acknowledgement of such notice.

2.3Pre-Entry Activities.

(a)Manufacturing. To the extent that such Manufacture does not infringe Genentech’s SPCs for ranibizumab in any countries outside the Licensed Territory, beginning [***] prior to the Launch Date, Coherus, Bioeq, and their Affiliates may Manufacture (or have Manufactured) Licensed Product for sale in the Licensed Territory on or after the Launch Date. For the avoidance of doubt, unfinished drug substance or source material for Licensed Products may not be imported to or stored within any country in which Genentech has an unexpired SPC. Nothing in this License Agreement shall restrict Coherus, Bioeq, and their Affiliates from Manufacturing Licensed Product for sale in the Licensed Territory in any country in which no Valid Claim Covers Manufacture of Licensed Product or from transporting unfinished drug substance or source material for Licensed Products between such countries.

(b)Stockpiling. Beginning [***] prior to the Launch Date, Coherus, Bioeq, and their Affiliates may stockpile finished, packaged and labeled Licensed Product, for sale in the Licensed Territory on or after the Launch Date.

(c)Marketing. Beginning [***] prior to the Launch Date, Coherus may make non-binding offers for sale of Licensed Product in the Licensed Territory to be available on or after the Launch Date; however, Coherus is not permitted to enter into binding contracts to sell Licensed Product in the Licensed Territory prior to the Launch Date. For the avoidance of doubt, nothing in this subsection (c) shall restrict Coherus from any actions which are exempt from, and are not legally considered to be acts of, patent infringement.

(d)Remedies. Should Coherus engage in any Manufacture or Marketing of any Licensed Product in the Licensed Territory, or use any Licensed Product in the Licensed Territory, except in accordance with this License Agreement, Genentech may seek entry of a temporary restraining order, preliminary injunction or permanent injunction to prevent such Manufacture, Marketing or use. Coherus agrees that any uncured breach of Section 2.3 would result in irreparable injury to Genentech for which there would be no adequate remedy at law.

2.4No Other License. Nothing in this License Agreement shall be construed as granting Coherus any license or other rights under any other patents or intellectual property, whether by implication or estoppel. For the avoidance of doubt, nothing in this License Agreement grants Coherus any license or other rights to (A) Manufacture or Market any product other than the Licensed Products, or any active ingredient other than ranibizumab, or any combination of ranibizumab and any other active ingredient or (B) directly or indirectly use or refer to the trademarks or trademark-type rights of Genentech or any of its Affiliates.

2.5No Other Obligations. Genentech shall have no obligation whatsoever to deliver any technology, improvements thereto, or any documents to Coherus, except such documents as may be reasonably required to fulfill Genentech’s obligations or effectuate Coherus’s rights under this License Agreement.

2.6Prosecution, Maintenance and Enforcement Rights. Genentech shall have the sole right, but not the obligation, to prosecute and maintain the Licensed Patents and to enforce the Licensed Patents. All damages or other compensation of any kind recovered in any such enforcement or from any settlement or compromise thereof will be for the sole benefit of Genentech and/or its Affiliates.

SECTION III REPRESENTATIONS; COVENANTS; DISCLAIMER

3.1General Representations of the Parties. Each Party represents and warrants to the other Party, as of the Effective Date, that:

(a)such Party is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this License Agreement and to carry out the provisions hereof;

(b)such Party has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

(c)this License Agreement was negotiated on an arms’ length basis, has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof;

(d)such Party fully understands all the terms and conditions of this License Agreement and the meaning of each provision hereof, such Party has obtained the advice of legal counsel prior to such Party’s execution and delivery of this License Agreement, and such Party’s execution and delivery of this Agreement, including releases set forth in Section 7, are made voluntarily, and with the express intention of extinguishing all released obligations;

(e)the execution, delivery and performance of this Agreement by such Party does not conflict with any agreement or any provision thereof, or any instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over such Party; and

(f) no government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable Laws currently in effect, is or will be necessary for, or in connection with, the transaction contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement.

3.2	Additional Representations by Genentech.

(a)Right to License. Genentech represents and warrants that, as of the Effective Date, it has the right and authority to grant the licenses, covenants and other rights granted under the Licensed Patents pursuant to this License Agreement without violating the terms of any agreement or other arrangement with, or necessitating the consent of, or incurring any royalty or other financial obligation to, any Third Party (other than royalty or other financial obligations to employees of Genentech or any of its Affiliates).

3.3	Additional Representations by Coherus and Bioeq.

(a)No Infringement by Coherus and Bioeq. Coherus and Bioeq represent and warrant that, as of the Effective Date, there has been no infringement of Genentech’s SPCs for ranibizumab in any countries outside the Licensed Territory by any entity collaborating with Coherus with respect to the Manufacture of Licensed Product for sale in the Licensed Territory and that the intended sale of Licensed Product on or after the Launch Date will not result in any infringement of Genentech’s SPCs by any entity collaborating with Coherus with respect to the Manufacture of Licensed Product.

3.4	Covenants by Genentech.

(a)Genentech hereby covenants not to initiate any proceeding under the BPCIA relating to the BLA against Coherus, Bioeq, and their Affiliates;

(b)Genentech hereby covenants not to initiate any proceeding against Coherus, Bioeq, and their Affiliates, asserting infringement of the Licensed Patents based upon any making, having made, use, sale, offer for sale, import or other disposal of any Licensed Product authorized by this License Agreement; and

(c)Absent reasonable good faith safety or efficacy concerns, or unless requested by FDA or any other governmental authority, Genentech covenants that it shall not initiate any litigation or file any citizen petitions to interfere with or obstruct Coherus’s efforts in the Licensed Territory to (i) obtain regulatory approval in connection with the Licensed Product or (ii) launch the Licensed Product as of the date and under the terms provided by this License Agreement; provided, however, that this Section 3.4(c)(ii) shall not limit Genentech from asserting any claim with respect to the Marketing of any Licensed Product after the Launch Date, including without limitation claims of unfair competition, false advertising and tortious interference with contracts, but excluding claims for infringement of the Licensed Patents based on activities authorized by this License Agreement.

3.5	Covenants by Coherus and Bioeq.

(a)Coherus and Bioeq hereby covenant they will not, and that they will ensure that their collaboration partners do not infringe any of Genentech’s SPCs for ranibizumab in connection with the Manufacture of Licensed Product for sale in the Licensed Territory;

(b)Coherus and Bioeq hereby covenant that they will not, and that they will ensure that their collaboration partners do not (i) Market Licensed Product in the Licensed Territory before the Launch Date; or (b) perform any of the Pre-Entry Activities before the applicable dates set forth in Section 2.3.

(c)Coherus will indemnify, hold harmless and defend Genentech and its directors, officers, employees, agents, consultants and representatives, from and against any and all liabilities, damages, losses, costs and expenses, including the reasonable fees of attorneys and other professional advisors, to the extent arising out of or resulting from any Third Party suits, claims, actions, proceedings, hearings, investigations, judgments, orders, decrees, stipulations, or injunctions or demands arising from or relating to any acts or omissions in connection with the development, Manufacture, Marketing, commercialization or other exploitation of the Licensed Product by or on behalf of Coherus, any of its Affiliates, or its collaboration partners in the Licensed Territory, including any product liability, personal injury, property damage or other damage, and infringement of any patent or other intellectual property right of any Third Party.

3.6 DISCLAIMER. THE GRANT OF THE RIGHTS AND LICENSES TO THE LICENSED PATENTS HEREUNDER IS MADE “AS-IS” AND “WHERE-IS.” SUBJECT TO SECTIONS 1.10, 3.1 AND 3.2 OF THIS LICENSE AGREEMENT, GENENTECH HEREBY DISCLAIMS ALL REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY PATENTS OR ANY OTHER MATTER WITH RESPECT TO THE LICENSED PATENTS, WHETHER USED ALONE OR COMBINED WITH OTHER PRODUCTS OR SERVICES.

SECTION IV FINANCIAL TERMS

4.1Royalties. In consideration for the rights and licenses granted in this License Agreement, Coherus agrees to pay Genentech a royalty of [***] of Net Sales during the Royalty Term. Royalty payments shall be made within [***] after the end of each Calendar Quarter.

4.2Royalty Reports. During the Royalty Term, Coherus shall provide Genentech a written report within [***] after the end of each Calendar Quarter showing the Net Sales of Licensed Product sold in the Licensed Territory and the royalties payable under this License Agreement.

4.3Audit. Coherus agrees to keep full, clear, and accurate records, maintained in accordance with Accounting Standards, for a minimum period of [***] after the relevant royalty payment is owed pursuant to this License Agreement, setting forth the sales and other disposition of Licensed Product sold or otherwise disposed of in or to the Licensed Territory, in sufficient detail to enable royalties payable to Genentech to be determined. Coherus further agrees, upon not less than [***] prior written notice, to permit such records relating to the sale of Licensed Product in the Licensed Territory to be examined for the purpose of verifying the royalties payable under this License Agreement. Any such examination will be conducted by an independent accounting firm of national standing selected by Genentech. Any such examination will be performed during regular business hours, with appropriate confidentiality provisions, and for the sole purpose of verifying the accuracy and completeness of the royalty calculations provided under this Agreement. The independent accounting firm will only share the results of its audit, not the underlying records, with Genentech. The independent accounting firm will provide a courtesy copy of its audit report and the basis for any determination to Coherus at the same time such report is provided to Genentech, and its calculation shall be final and binding on the Parties. Any such audit will be at

Genentech’s cost; however, if the results of the audit reveal an underpayment of royalties by [***] or more in any Calendar Quarter, (i) Coherus will promptly remit to Genentech the amount of such underpayment and (ii) the reasonable fees and expenses for such audit will be paid by Coherus. If the results of the audit reveal an overpayment of royalties by [***] or more in any Calendar Quarter, such overpayment will be

(i) applied to any Calendar Quarter with an underpayment and/or (ii) to the Royalty payment for the next Calendar Quarter.

4.4Method of Payment. All royalty payments due from Coherus to Genentech under this License Agreement shall be paid in U.S. Dollars by wire transfer to a bank in the United States designated in writing by Genentech.

4.5Late Payments. Any undisputed amount owed by Coherus to Genentech under this Agreement that is not paid on or before the date such payment is due will bear interest at a rate per annum equal to the lesser of: (a) the greater of (i) the prime or equivalent rate per annum quoted by The Wall Street Journal on the first Business Day after such payment is due [***], or (ii) [***]; and (b) the highest rate permitted by applicable Law; in either case as calculated on the number of days such payments are paid after such payments are due and compounded monthly. No payments will become due and payable and neither Party will be obligated to reimburse the other Party for any costs incurred by the other Party under or in connection with this License Agreement unless and until this License Agreement becomes effective.

SECTION V TERM

5.1Term. The term of this License Agreement shall commence on the Effective Date and continue until the expiration of all Licensed Patents or until there are no longer Valid Claims in the Licensed Patents, including any and all extensions thereto, unless earlier terminated in accordance with Section 5.2.

5.2Termination for Breach. If either Party (the “Non-Breaching Party”) believes that the other Party (the “Breaching Party”) has materially breached one or more of its material obligations, then the Non-Breaching Party may deliver notice of such material breach to the Breaching Party (a “Default Notice”). If the Breaching Party fails to cure such breach within thirty (30) days after receipt of the Default Notice, the Non-Breaching may terminate this License Agreement immediately upon written notice to the Breaching Party. Nothing in this Section 5.2 shall limit any Party’s ability to seek damages or other relief for any breach of this License Agreement.

5.3Termination for Patent Challenge. In the event that Coherus, Bioeq or their Affiliate(s) with respect to the Licensed Product for sale in the Licensed Territory (A) initiates or participates in any challenge to the validity of any Licensed Patent or (B) assists any other person or entity in bringing or prosecuting any challenge to the validity of any Licensed Patent (including through providing information or funding to a Third Party with respect to such patent challenge), then Genentech may give written notice that it will terminate the licenses granted to Coherus, Bioeq, and their Affiliates to such Licensed Patent(s) or terminate this

License Agreement in its entirety within thirty (30) days following such notice and, unless Coherus, Bioeq, or their Affiliate(s) withdraws all such challenge(s) or stops assisting in any such challenge(s) within the thirty (30) day period, such licenses or this License Agreement in its entirety (subject to Section 5.5) will so terminate.

5.4Termination for Insolvency. In the event that Coherus makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over all or substantially all of its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it that is not discharged within sixty (60) days after the filing thereof, Genentech may terminate this License Agreement in its entirety (subject to Section 5.5) by providing written notice, in which case, this License Agreement will terminate on the date on which Coherus receives such written notice.

5.5Accrued Obligations; Survival. Expiration or termination of this License Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Any expiration or early termination of this License Agreement shall be without prejudice to the rights of any Party against any other Party accrued or accruing under this License Agreement prior to such expiration or termination. The provisions of Sections 1 (solely for purposes of interpreting other surviving provisions), 2.4, 2.5, 2.6, 3.6, 4 (solely for purposes of payment obligations accruing prior to expiration or termination), 5.5, 6, and 8 of this License Agreement shall survive any expiration or termination of this License Agreement. For the sake of clarity, all other sections of this License Agreement shall terminate upon expiration or termination of this License Agreement.

SECTION VI CONFIDENTIALITY

6.1 Confidentiality.

(a)Obligations. The existence and terms of this License Agreement shall constitute the Parties’ Confidential Information and may not be disclosed by the Parties to any other person or entity except as set forth below. Notwithstanding the foregoing:

(i)Coherus may disclose the terms of this License Agreement to the FDA, as (and solely to the extent) required for obtaining and maintaining licensure of the BLA and launching the products that are the subject of the BLA when and as provided by this License Agreement;

(ii) The Parties may disclose the terms of this License Agreement to its respective Affiliates, and each of its or their insurers, lenders, attorneys, auditors, accountants, and prospective permitted acquirers or assignees who need to know such information, subject to such recipients being bound by confidentiality obligations substantially similar to those set forth in this Section 6.1.1;

(iii)The Parties may disclose the terms of this License Agreement to its employees, advisors, consultants, agents, representatives, licensors and licensees who need to know such information in order for such Party to exercise its rights or perform its obligations under this License Agreement, subject to such recipients being bound by confidentiality obligations materially similar to those set forth in this Section 6.1.1;

(iv)The Parties are permitted to publicly disclose the fact that Coherus will be licensed to Market the Licensed Products in the Licensed Territory as of the Launch Date pursuant to this License Agreement but no other details regarding this License Agreement except in accordance with this Section 6.1, provided that neither Party will issue (or authorize one of its collaboration partners to issue) any press release announcing the existence of the License Agreement or the Launch Date without the prior written consent of the other Party; and

(v)The Parties may make such other disclosures as mutually agreed by the Parties in writing.

(b)Required Disclosures. If a Party will be publicly disclosing information relating to this License Agreement because it is required to do so to comply with statutory, regulatory or legal process requirements, including the reporting requirements under SEC rules and regulations, the Securities Exchange Act of 1934, as amended, or the rules of any national securities exchange on which it is listed, such Party intending to make such disclosure shall give the other Party at least [***] prior notice in writing of the text of the intended disclosure, unless such statutory, regulatory or legal process requirements would require earlier disclosure, in which event, the notice shall be provided as early as practicable. Each disclosing Party agrees to use commercially reasonable efforts to have redacted such provisions of this License Agreement as the Parties may agree from any copies filed pursuant to such statutory, regulatory or legal process requirements. If any Party determines that it will be required to file a copy of this License Agreement as provided above, promptly after the giving of notice by such Party as contemplated above, the Parties will use commercially reasonable efforts to agree on those provisions of this Agreement that the Parties will seek to have redacted. If the Parties are unable to agree on the provisions of this Agreement that the Parties will seek to have redacted, the disclosure shall be limited to the minimum required, as determined by the Party required to make such disclosure in consultation with its legal counsel.

(c)	Agency Disclosure.

(i)Within [***] following the Effective Date, and pursuant to current statutory law (including the applicable provisions of the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, as amended by the Patients Right to Know Drug Prices Act), the Parties shall file or cause this License Agreement to be filed with the U.S. Federal Trade Commission Bureau of Competition (“FTC”) and the Assistant Attorney General for the Antitrust Division of the U.S. Department of Justice (“DOJ,” and together with the FTC, the “Agencies”), and in each case, shall request that this License Agreement be treated as confidential to the fullest extent permitted under the law. The Parties agree that if after submitting the License Agreement, the FTC or DOJ raise objections as to any of the provisions of this License Agreement, the Parties will attempt in good faith to modify this License Agreement to overcome any such objections, and that no Party shall be obliged to accept any modifications that frustrate the purpose of this License Agreement or materially impair its value to such Party. The Parties agree that no Party shall be prejudiced in any of its assertions or defenses if the License Agreement is rendered null and void as a result of objections by the FTC or DOJ. Each Party reserves the right to communicate with the Agencies regarding such filings as it believes appropriate. Each Party shall keep the other Parties reasonably informed of such communications. Each Party shall bear its own costs and expenses in connection with the foregoing.

(ii) In addition to the agency disclosure provided in 6.1(c)(i), a Party may disclose this License Agreement, or any provisions hereof, in order to comply with a request by an anti-trust/competition law authority or as otherwise required by law; provided, that the Party intending to make such a disclosure shall give the other Party at least [***] prior written notice of the intended disclosure unless such statutory, regulatory or legal process requirements would require earlier disclosure, in which event, the notice shall be provided as early as practicable. In the event of such disclosure, the disclosing Party shall request that this Agreement be treated as confidential to the fullest extent permitted under applicable laws.

SECTION VII RELEASES

7.1	Releases.

(a)	Released Claims.

(i)Genentech. Genentech hereby irrevocably releases, acquits and forever discharges Coherus, Bioeq, their Affiliates, and their respective successors, assigns, directors, officers employees, customers, suppliers, and distributors from any and all past and present (as of the Effective Date) disputes, potential disputes, actions, causes of action, suits, arbitrations, charges, complaints, legal responsibilities, damages, judgments, claims, injuries, liabilities, penalties, fines, losses, bonds, bills, expenses, and demands whatsoever, whether at law or in equity, whether known or unknown, suspected or unsuspected, contingent or matured, and whether accrued or unaccrued, including, without limitation, claims for compensatory, equitable or injunctive relief, general, specific or punitive damages, costs, losses, expenses and compensation, arising out of or relating to any Licensed Product (“Genentech Released Claims”). This release and this discharge covers all such Genentech Released Claims of every kind whatsoever, existing as of the Effective Date, matured or unmatured, direct or indirect, absolute or contingent, and whether or not contemplated or asserted by Genentech relating in any reasonable way to the aforementioned Genentech Released Claims, from the beginning of time through and including the Effective Date.

(ii)Coherus. Coherus hereby irrevocably releases, acquits and forever discharges Genentech and its respective successors, assigns, directors, officers employees, customers, suppliers, and distributors from any and all past and present (as of the Effective Date) disputes, potential disputes, actions, causes of action, suits, arbitrations, charges, complaints, legal responsibilities, damages, judgments, claims, injuries, liabilities, penalties, fines, losses, bonds, bills, expenses, and demands whatsoever, whether at law or in equity, whether known or unknown, suspected or unsuspected, contingent or matured, and whether accrued or unaccrued, including, without limitation, claims for compensatory, equitable or injunctive relief, general, specific or punitive damages, costs, losses, expenses and compensation, arising out of or relating to any Licensed Product (“Coherus Released Claims”). This release and this discharge covers all such Coherus Released Claims of every kind whatsoever, existing as of the Effective Date, matured or unmatured, direct or indirect, absolute or contingent, and whether or not contemplated or asserted by Coherus relating in any reasonable way to the aforementioned Coherus Released Claims, from the beginning of time through and including the Effective Date.

(iii) Bioeq. Bioeq hereby irrevocably releases, acquits and forever discharges Genentech and its respective successors, assigns, directors, officers employees, customers, suppliers, and distributors from any and all past and present (as of the Effective Date) disputes, potential disputes, actions, causes of action, suits, arbitrations, charges, complaints, legal responsibilities, damages, judgments, claims, injuries, liabilities, penalties, fines, losses, bonds, bills, expenses, and demands whatsoever, whether at law or in equity, whether known or unknown, suspected or unsuspected, contingent or matured, and whether accrued or unaccrued, including, without limitation, claims for compensatory, equitable or injunctive relief, general, specific or punitive damages, costs, losses, expenses and compensation, arising out of or relating to any Licensed Product (“Bioeq Released Claims”). This release and this discharge covers all such Bioeq Released Claims of every kind whatsoever, existing as of the Effective Date, matured or unmatured, direct or indirect, absolute or contingent, and whether or not contemplated or asserted by Bioeq relating in any reasonable way to the aforementioned Bioeq Released Claims, from the beginning of time through and including the Effective Date.

EACH PARTY AGREES THAT THE FOREGOING RELEASES SHALL APPLY TO ALL UNKNOWN OR UNANTICIPATED RESULTS OF THE PENDING CLAIMS DESCRIBED ABOVE, AS WELL AS THOSE KNOWN OR ANTICIPATED.

(b) Scope of Release. Notwithstanding anything to the contrary in this Section 7, nothing in this License Agreement is intended to prevent or preclude any Party from initiating or in any way participating in future proceedings that bear upon or relate to: (a) the Parties’ respective obligations or rights under this License Agreement, including (i) post-Effective Date treatment or resolution of issues related to this License Agreement or (ii) the enforcement of this License Agreement; or (b) except with respect to activities within the scope of the license granted in Section

2.1 and permitted activities under Section 2.3, any claim that is (i) unrelated to the Licensed Product or (ii) related to activities outside the Licensed Territory.

(c) Known and Unknown Claims. EACH PARTY ACKNOWLEDGES THAT IT MAY HEREAFTER DISCOVER CLAIMS OR FACTS IN ADDITION TO OR DIFFERENT FROM THOSE WHICH IT NOW KNOWS OR BELIEVES TO EXIST WITH RESPECT TO THE APPLICABLE RELEASED CLAIMS AND THE FACTS AND CIRCUMSTANCES EXISTING AT THE TIME OF ENTRY INTO THIS AGREEMENT, WHICH, IF KNOWN OR SUSPECTED AT THE TIME OF EXECUTING THIS AGREEMENT, MAY HAVE MATERIALLY

AFFECTED THIS AGREEMENT. NEVERTHELESS, EACH PARTY HEREBY ACKNOWLEDGES THAT THE RELEASED CLAIMS INCLUDE WAIVERS OF ANY RIGHTS, CLAIMS OR CAUSES OF ACTION THAT MIGHT ARISE AS A RESULT OF SUCH DIFFERENT OR ADDITIONAL CLAIMS OR FACTS. EACH PARTY ACKNOWLEDGES THAT IT UNDERSTANDS THE SIGNIFICANCE AND POTENTIAL CONSEQUENCES OF SUCH A RELEASE OF UNKNOWN UNITED STATES AND OTHER JURISDICTION CLAIMS AND OF SUCH A SPECIFIC WAIVER OF RIGHTS. EACH PARTY INTENDS THAT THE CLAIMS RELEASED BY IT UNDER THIS SECTION 7 BE CONSTRUED AS BROADLY AS POSSIBLE TO THE EXTENT THEY RELATE TO THE PENDING CLAIMS. WITHOUT LIMITING THE FOREGOING, EACH PARTY IS AWARE OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

EACH PARTY AGREES TO EXPRESSLY WAIVE ANY RIGHTS IT MAY HAVE UNDER THIS CODE SECTION OR UNDER NATIONAL, MULTINATIONAL, FEDERAL, STATE OR COMMON LAW STATUTES, JUDICIAL DECISIONS OR OTHER LAWS OF A SIMILAR NATURE, AND KNOWINGLY AND VOLUNTARILY WAIVES SUCH UNKNOWN CLAIMS.

SECTION VIII GENERAL PROVISIONS

8.1Entire Agreement. This License Agreement contains the entire agreement between the Parties pertaining to the subject matter hereof, and supersedes any prior or contemporaneous negotiations, representations, agreements and understandings of the Parties with respect to such subject matter, whether written or oral, except for (a) the Prior CDAs which will continue to govern disclosures thereunder made prior to the Effective Date; (b) the Tolling Agreement between Genentech and Bioeq (as amended); and (c) the Tolling Agreement between Genentech and Coherus (as amended). The Parties acknowledge that they have not relied on any promise, representation or warranty, expressed or implied, not contained in or contemplated by this License Agreement.

8.2Independent Parties. Each Party agrees that it will not seek to challenge or to have determined invalid, void or unenforceable any provision of this License Agreement. The Parties understand that this License Agreement provides for the relinquishment of legal rights and each has sought the advice of legal counsel, which each Party has encouraged the other to seek. Further, the Parties agree that none of them has reposed such trust or confidence in the other Party so as to create a fiduciary, agency or confidential relationship. Nothing in this License Agreement shall be deemed to create an agency, joint venture or partnership relationship between the Parties.

8.3Amendment, Consent and Waivers. This License Agreement may be amended only in writing and signed by both Parties. No waiver of the performance of any provision of this License Agreement and no consent to any default under this License Agreement shall be effective unless the same is in writing and properly executed by or on behalf of the Party against whom such waiver or consent is claimed. Waiver by any Party of any default by the other Party shall not be deemed a waiver of any other default. Failure of a Party to insist on performance of any term or condition of this License Agreement or to exercise any right or privilege hereunder shall not be construed as a continuing or future waiver of such term, condition, right or privilege. No course of dealing or failure of any Party to strictly enforce any term, right or condition of this License Agreement in any instance shall be construed as a general waiver or relinquishment of such term, right or condition.

8.4Jointly Prepared Agreement. This License Agreement will be deemed to have been drafted jointly by the Parties and therefore no provision shall be construed against any Party on the theory that such Party drafted such provision.

8.5Governing Law; Jurisdiction. This License Agreement shall be governed, interpreted and construed in accordance with the laws of the State of Delaware, without giving effect to choice of law principles. The Parties agree that the federal district court in the State of Delaware shall have exclusive jurisdiction to deal with any disputes arising out of or in connection with this License Agreement and that, accordingly, any proceedings arising out of or in connection with this License Agreement shall be brought in the United States District Court for the District of Delaware. Notwithstanding the foregoing, if there is any dispute for which the federal district court in the State of Delaware does not have subject matter jurisdiction, the state courts in the State of Delaware shall have jurisdiction. In connection with any dispute arising out of or in connection with this License Agreement, each Party hereby expressly consents and submits to the personal jurisdiction of the federal and state courts in the State of Delaware. The Parties’ consent to jurisdiction set forth in this Section 8.5 shall apply irrespective of whether the activities giving rise to the dispute occur within or outside the United States, and the Parties agree to waive any defense relating to forum non conveniens with respect to any such dispute. The Parties agree, on behalf of themselves and their Affiliates, to abide, inside and outside of the United States, by any decision of any federal or state court in the State of Delaware with respect to any dispute arising out of or in connection with this License Agreement. Notwithstanding the foregoing, each Party shall have the right to institute judicial proceedings against any Party or anyone acting by, through or under such Party, in any court of competent jurisdiction inside or outside of the United States (a) if such Party is unable to bring such proceedings in any federal or state court in the State of Delaware or

(b) in order to enforce any judgment issued by a federal or state court in the State of Delaware.

8.6Counterparts; Signatures. This License Agreement may be executed simultaneously in any number of counterparts, each of which when shall be taken to be an original, but such counterparts shall together constitute but one and the same document. The Parties agree that electronic signatures (e.g., via DocuSign) will have the same force and effect as handwritten signatures.

8.7Costs and Expenses. Each Party shall bear its own costs, fees and expenses in any way related to the negotiation, preparation, execution and delivery of this License Agreement and the performance of any obligations and releases contained herein.

8.8Assignment. This License Agreement shall not be assignable in whole or in part by either of the Parties without the prior written consent of the other Party. Notwithstanding the foregoing:

(i)Coherus may assign this Agreement in its entirety without the prior written consent of Genentech: (i) to an Affiliate or (ii) to a Third Party who acquires all or substantially all of the assets or business of Coherus to which this License Agreement pertains (i.e., Marketing Licensed Product in the Licensed Territory), whether through a merger, consolidation, purchase or other transfer provided that such Affiliate or Third Party, as the case may be, agrees in writing for the benefit of Genentech to assume all of the obligations of Coherus hereunder.

(ii)Bioeq may assign this Agreement in its entirety without the prior written consent of Genentech: (i) to an Affiliate or (ii) to a Third Party who acquires all or substantially all of the assets or business of Bioeq to which this License Agreement pertains (i.e., Manufacturing Licensed Product for sale in the Licensed Territory), whether through a merger, consolidation, purchase or other transfer provided that such Affiliate or Third Party, as the case may be, agrees in writing for the benefit of Genentech to assume all of the obligations of Bioeq hereunder.

(iii) Genentech may assign this Agreement without the prior written consent of Coherus or Bioeq to any Affiliate or to any successor or assignee of the Licensed Patents or all or substantially all of the Lucentis® business generally, provided that in either case such Affiliate or successor, as the case may be, agrees in writing for the benefit of Coherus and Bioeq to assume all of the obligations of Genentech, as appropriate, in this License Agreement. For clarity, Genentech may not assign the Licensed Patents unless the assignee agrees in writing for the benefit of Coherus and Bioeq to assume all of the obligations of Genentech in respect of such Licensed Patents in this License Agreement.

Any purported assignment in violation of this Section 8.8 shall be void. This License Agreement shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the Parties.

8.9Severability. The Parties hereby agree that if any provision of this License Agreement is declared illegal, invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this License Agreement shall endure, except that the provision declared illegal, invalid or unenforceable by order of such court, shall be deemed stricken from this License Agreement; provided, however, that in the event that the terms and conditions of this License Agreement are thereby materially altered, the Parties will, in good faith, renegotiate the terms and conditions of this License Agreement to reasonably replace such illegal, invalid or unenforceable provision to effectuate the intent of the Parties.

8.10Construction. Headings in this License Agreement are for convenience of reference only and shall not affect their interpretation or construction. As used in this License Agreement, neutral pronouns and any variations thereof shall be deemed to include the feminine and masculine and all terms used in the singular shall be deemed to include the plural, and vice versa, as the context may require. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this License Agreement as a whole, as the same may from time to time be amended or supplemented, and not to any particular subdivision contained herein. The word “including” when used herein is not intended to be exclusive, or to limit the generality of the preceding words, and means “including, without limitation”. Except where the context otherwise requires, the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or” and no inferences or conclusions of any sort shall be drawn from the fact that in some instances in this License Agreement, the word “or” is preceded by “and/” while in other instances it is not. The word “will” has the same meaning as the word “shall”. Where a Party’s consent is required hereunder, except as otherwise specified herein, such Party’s consent may be granted or withheld in such Party’s sole discretion.

8.11 Notices. All notices pursuant to this License Agreement shall be provided, by first class mail or express delivery service, with courtesy copy by email, as follows and shall be deemed effective upon receipt of same:

If to Genentech, to:

Genentech, Inc.

1 DNA Way

South San Francisco, CA 94080 Attn: General Counsel

Courtesy copy by email to: [***]

With a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attn: [***]

Email: [***]

If to Coherus, to:

Coherus BioSciences, Inc.

333 Twin Dolphin Drive, Suite 600 Redwood Shores, CA 94065

Attn: Chief Business and Legal Officer

Courtesy copy by email to: [***]

With a copy (which shall not constitute notice) to:

Jenner & Block LLP

353 N. Clark Street

Chicago, IL 60654-3456

Attn: [***]

Email: [***]

If to Bioeq, to:

Bioeq GmbH

c/o Formycon AG Fraunhoferstr. 15

82152 Martinsried/Planegg Germany

Attn: Manager IP Biologics

Courtesy copy by email to: [***]

With a copy (which shall not constitute notice) to:

Robins Kaplan LLP

800 LaSalle Avenue Suite 2800

Minneapolis, MN 55402

Attn: [***]

Email: [***]

Any such notice shall be deemed to have been received on the date actually received. Any Party may change its address by giving the other Party written notice, delivered in accordance with this Section 8.11.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have each caused this License Agreement to be executed by their authorized representatives as of the Effective Date.

GENENTECH, INC.

By: /s/ Edward Harrington

Name: Edward Harrington

Title: Chief Financial Officer

COHERUS BIOSCIENCES, INC.

By: /s/ Christopher Slavinsky

Name: Christopher Slavinsky

Title: Chief Business & Legal Officer

BIOEQ AG

By: /s/ Marcel Schnarwiler

Name: Marcel Schnarwiler

Title: Board Member

By: /s/ Barbara Merz

Name: Barbara Merz

Title: Board Member

SCHEDULE 1

Licensed Patents

[***]